UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 23, 2024
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Credit Agreement

On October 23, 2024, Oportun Financial Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the Company's wholly-owned subsidiary Oportun, Inc., as borrower (the “Borrower”), certain affiliates of Castlelake L.P. (“Castlelake”) and funds managed by Neuberger Berman (“Neuberger”) as lenders, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, pursuant to which the Company will borrow $235 million of senior secured term loans (the “Loans”).

The funding of the Loans (the “Closing”) shall be subject to customary closing conditions, including the repayment of the Company's existing senior secured term loans and certain other existing debt, and is conditioned upon the consummation of the transaction previously disclosed by the Company on September 25, 2024, pursuant to the Receivables Purchase and Sale Agreement, in which the buyer has agreed to purchase, and the Company has agreed to sell, the Company's credit card portfolio. The Closing is currently anticipated to be consummated during the week of November 11, 2024.

The Credit Agreement contains customary representations, warranties and covenants, as well as indemnification obligations, in respect of the Company, the Borrower and certain of their subsidiaries, subject to specified exceptions and qualifications contained in the Credit Agreement.

The Loans will bear interest at an amount equal to 15% per year, of which 2.5% may be payable in-kind at the Borrower’s election. The Loans are scheduled to mature four years from the date of the Closing. Under the Credit Agreement, the Borrower will be required to repay $12.5 million of the Loans on or prior to July 31, 2025 and an additional $27.5 million of the Loans on or prior to January 31, 2026. In addition, the Borrower has the flexibility to make additional prepayments of $10 million at any time, and an additional $10 million after the one-year anniversary of the Closing, in each case not subject to a prepayment premium. Voluntary prepayment of the Loans in excess of certain thresholds and with certain other exceptions as set forth in the Credit Agreement, will be subject to a prepayment premium.

The obligations under the Credit Agreement are secured by the assets of the Company, the Borrower, and certain of their subsidiaries guaranteeing the Loans, including pledges of the equity interests of certain subsidiaries that are directly or indirectly owned by the Company, subject to customary exceptions.

The Credit Agreement contains financial covenants requiring the maintenance of minimum liquidity and a maximum adjusted EBITDA-based corporate leverage covenant, together with other customary affirmative and negative covenants, representations and warranties and events of default.

Additionally, the Lenders will have observer rights with respect to the Company's board of directors.

Under the Credit Agreement, at the Closing the Company will also issue warrants (the “Warrants”), at an exercise price of $0.01 per share, to affiliates of Castlelake and Neuberger to purchase an aggregate amount of shares of the Company’s common stock equal to 9.8% of the fully-diluted shares outstanding of the Company, excluding out-of-the-money options, on a pro-forma basis for the warrants. The Company also entered into a Registration Rights Agreement with the applicable holders of the Warrants (the “Registration Rights Agreement”), which stipulates that the Company will file a registration statement with the Securities and Exchange Commission with respect to the shares underlying the Warrants.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

On October 29, 2024, the Company issued a press release announcing certain preliminary unaudited financial information for the third quarter ended September 30, 2024. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this report. The information in this Form 8-K and the Exhibit attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and therefore shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01. Regulation FD Disclosure

On October 29, 2024, the Company issued a press release announcing the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

On October 29, 2024, the Company issued an investor presentation providing a business update. A copy of the investor presentation is attached as Exhibit 99.2 hereto.

The information provided pursuant to this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. The furnishing of the information provided pursuant to this Item 7.01 is not intended to, and does not, constitute a determination or admission by the

Company that the information provided pursuant to this Item 7.01 is material or complete, or that investors should consider such information before making an investment decision with respect to any security of the Company.

Forward Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements as to the expected terms, timing, completion, and effects of the Credit Agreement. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, conditions to the Closing may not be satisfied or waived in a timely manner or at all and the occurrence of any event, change or other circumstances that could give rise to the termination of the Credit Agreement. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of the Company’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
10.1	Credit Agreement, dated as of October 23, 2024, by and among Oportun Financial Corporation, Oportun, Inc., Wilmington Savings Fund Society, FSB, and the Lenders party thereto.*^
99.1	Press Release dated October 29, 2024
99.2	Investor Presentation
104	Cover Page Interactive Data File embedded within the Inline XBRL document

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

^ Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K by means of marking such portions with asterisks because the registrant has determined that the information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	October 29, 2024	By:	/s/ Jonathan Coblentz
Jonathan Coblentz
Chief Financial Officer and Chief Administrative Officer
(Principal Financial Officer)